UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2015

VULCAN MATERIALS COMPANY

(Exact name of registrant as specified in its charter)

New Jersey	001-33841	20-8579133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Urban Center Drive

Birmingham, Alabama 35242

(Address of principal executive offices) (zip code)

(205) 298-3000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on February 13, 2015, Donald M. James, Non-Executive Chairman of the Board of Directors ("Board") of Vulcan Materials Company ("Company"), notified the Board of his decision to step down from his position as Non-Executive Chairman of the Board effective December 31, 2015. Additionally, on December 11, 2015, Mr. James notified the Board of his decision to retire from the Board effective December 31, 2015. Mr. James' decision to retire from the Board was not due to any disagreement with the Company on any matters relating to the Company's operations, policies or practices.

On December 11, 2015, the Board elected J. Thomas Hill, President and Chief Executive Officer of the Company and a member of the Board, as Chairman of the Board effective upon Mr. James' retirement.

A copy of the Company's press release announcing Mr. James' retirement and Mr. Hill's election is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
99.1	Press release dated December 11, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VULCAN MATERIALS COMPANY
(Registrant)

Date: December 11, 2015	By:	/s/ Michael R. Mills
Michael R. Mills
Senior Vice President and
General Counsel